UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 9, 2017

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2017, Patriot National Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference, announcing its financial results for its first quarter ended March 31, 2017.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 9, 2017 of Patriot National Bancorp, Inc. announcing its financial results for the first quarter ended March 31, 2017.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements, without limitation, regarding plans for share repurchases. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon Patriot’s expectations at the time it makes them and various assumptions. Patriot’s expectations, beliefs and projections are expressed in good faith, and it believes there is a reasonable basis for them. However, there can be no assurance that Patriot’s plans will be achieved. Factors that could cause changes to Patriot’s plans include risks described under the heading “Item 1A Risk Factors” in Patriot’s most recent Form 10-K and in Patriot’s other filings with the Securities and Exchange Commission. Patriot is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: May 9, 2017	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President